UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

ANTERO MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36719	46-4109058
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A is an amendment to the current report on Form 8-K of Antero Midstream Partners LP (the “Partnership”), filed on January 29, 2019 (the “Original Form 8-K”).  Following the initial filing of the Original Form 8-K, the Partnership discovered that one item number tag was inadvertently omitted from the submission (Item 5.02) and one item number tag was inadvertently included in the submission (Item 5.01).  Additionally, the Partnership discovered a typographical error in one of the item numbers in the Original Form 8-K.  The Original Form 8-K includes disclosure required pursuant to Item 5.02, and no disclosures were omitted as a result of the error.  The Partnership is amending the Original Form 8-K solely to correct the tagging and typographical errors in the submission.

Item 1.01.                Entry Into a Material Definitive Agreement.

In connection with the appointment of Paul J. Korus as a member of the board of directors (the “Board”) of Antero Midstream Partners GP LLC (the “General Partner”), the general partner of Antero Midstream Partners LP (the “Partnership” and together with the General Partner, the “Companies”), the Companies entered into an Indemnification Agreement with Mr. Korus pursuant to which the Companies will be required to indemnify Mr. Korus to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Companies and to advance expenses incurred as a result of any proceeding against him to which he could be indemnified.

The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2019, Richard W. Connor notified the Partnership of his intent to resign from the Board effective immediately for personal reasons. The resignation was not the result of any disagreement with the Partnership or any of its affiliates on any matter relating to the Partnership’s operations, policies or practices.

On January 28, 2019, Paul J. Korus was appointed to the Board and to serve as chairman of the Board’s Audit Committee. The Board determined that Mr. Korus meets the independence requirements under the rules of the New York Stock Exchange and the Partnership’s independence standards, and that there are no transactions between the Partnership and Mr. Korus that would require disclosure under Item 404(a) of Regulation S-K. There are no understandings or arrangements between Mr. Korus and any other person pursuant to which Mr. Korus was selected to serve as a director of the Board.

Mr. Korus will receive the standard non-employee director compensation for serving on the Board. The specific terms of such compensation are described further in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017 that was filed with the Securities and Exchange Commission on February 13, 2018.

In connection with his appointment to the Board, the Companies entered into an Indemnification Agreement with Mr. Korus.  The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

Item 7.01                   Regulation FD Disclosure.

On January 29, 2019, the Partnership issued a press release announcing Mr. Connor’s resignation from, and Mr. Korus’ appointment to, the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

The information furnished in this Item 7.01 (including the exhibit) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits.

EXHIBIT	DESCRIPTION
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to Antero Midstream Partners LP’s Current Report on Form 8-K (Commission File No. 001- 36719), filed on April 17, 2018).
99.1	Antero Midstream Partners LP press release dated January 29, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM PARTNERS LP

By:	Antero Midstream Partners GP LLC,
its general partner

By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Secretary

Dated: January 30, 2019

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